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                                                                EXHIBIT 10.19



                  SUPPLY AGREEMENT FOR STERITECH COMPOUND [*]



        Agreement effective as of July 18, 1994, by and between [*], [*] ("[*]"), and STERITECH, INC., a California corporation with offices at 2525 Stanwell Drive, Concord, California 94520 ("Steritech").

                                  WITNESSETH:

        WHEREAS, Steritech is the owner of certain intellectual property rights respecting, and engages in certain research regarding the uses of, the compound designated [*] (the "Compound"); and

        WHEREAS, [*] is able to synthesize and supply the Compound, manufactured in accordance with current U.S. Good Manufacturing Practices ("GMP") standards and meeting Food and Drug Administration ("FDA") quality standards;

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

        1. Promptly upon mutual agreement regarding amount of Compound to be manufactured as set forth in a requisition (sample shown in Exhibit A), [*] shall commence, and thereafter, as expeditiously as possible, shall proceed with the synthesis of Compound and shall deliver the completed Compound, meeting the analytical specifications defined in Exhibit B, to Steritech within a maximum time of ninety (90) days from date of requisition. [*] also agrees to deliver to Steritech all batch records and analytical data confirming conformance to specifications for each raw material, isolated intermediate and final products. The first requisition shall be for a minimum of [*] of Compound and future requisitioned amounts shall be within the limits of [*] present manufacturing capacity.


        2. In consideration of the supply by [*] of the Compound as provided in this Agreement, Steritech agrees that it shall pay to [*] the amount agreed upon in writing at the time of the request to manufacture. Such payments shall be made by Steritech upon final delivery by [*] of the Compound conforming to agreed upon specifications and all test and batch records relating to its preparation. Steritech agrees to pay [*] for the first requisitioned material and future costs shall be commensurate allowing for mutually agreed upon changes in process parameters.

        3.      In connection with performance of this Agreement, [*] shall:

                a. Purchase, test and release raw materials and intermediates as defined in specifications agreed upon by both parties. Raw materials shall conform to American Chemical Society (ACS), United States Pharmacopoeia/National Formulary (USP/NF) or European Pharmacopoeia (EP) specifications. Any exceptions to these specifications are shown in Exhibit C of this contract. All isolated intermediates as well as the Compound shall be analyzed at each step by [*] to adequately identify, characterize and assess purity of materials per attributes, limits and test methods specified by Steritech. Such test methods may include spectral and/or chromatographic characterization and

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elemental analysis in conformance with stringent elemental analyses established by the Journal of Medicinal Chemistry or equivalent when requested by Steritech.

        b. Prepare data sheets, spectral/chromatographic sheets, and description of preparative methods for all materials. [*] shall utilize a data sheet format that conforms to the requirements for a Batch Production Record as described in Part 211 of Title 21 of the Code of Federal Regulations. Further, Steritech reserves the right to review and approve all such records prior to their use in the production of intermediates or bulk drug substances. The preparative methods shall be sufficiently detailed for filing with the FDA as bulk manufacturing processes. This includes details of sources, purities and lot numbers of all raw materials and solvents used, their quantities, and detailed methodology of isolation and/or purification procedures.

        c. Retain samples of Compound for one year after manufacture. Samples of this material will be made available to Steritech upon request.

        d. Analyze Compound by test methods agreed upon by both parties that conform to USP or EP methods. Upon Steritech's request and approval, samples of Compound shall be made available to a third party for analytical testing.

        e. Provide Steritech with a copy of each data sheet or Batch Production Record and all pertinent analytical data for its review and approval prior to delivery of each batch of Compound.

        f. Provide evidence of the use of validated cleaning methods for equipment as per present manufacturing standards.

    4. [*] shall also provide Steritech with samples of specified intermediates defined in the requisition (Exhibit A) for monitoring purposes only. Results obtained by such studies will have no effect on the acceptance and approval by Steritech of the final Compound.

    5.  [*] shall comply with all Government health and safety regulations:

        a. FDA: [*] shall be registered with the FDA as a manufacturer of bulk drug substances. [*] shall inform Steritech of any facilities inspection or any other FDA action relative to the continued approval of its facilities by FDA for the manufacture of bulk drug substances and shall supply a copy of any FDA Form 483 or any other regulatory compliance letter or notice issued by the FDA to [*] during the term of this contract. Facilities shall meet FDA standards in accordance with the current Good Manufacturing Practices (cGMP).
If during the course of the contract FDA inspections cite deficiencies which, in the opinion of Steritech, are judged to compromise the purity and/or quality of materials to be delivered, Steritech will have the right, by written notice to [*] and without incurring liability, to terminate the contract, without limitation of any other rights or remedies. An FDA facilities Drug Master File is available and on file with the FDA and is updated annually as required by FDA regulations.

        b. Occupational Safety and Health Administration (OSHA): [*] shall comply with OSHA regulations.


*[Confidential Treatment Requested]
                                       2.
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                c.  Environmental Protection Agency (EPA):  [*] shall
comply with EPA regulations regarding the discharge of water and air pollutants and for assuring that disposal of all chemicals residues meet current EPA regulations.

                d. Good laboratory safety controls and procedures shall be followed by [*] in carrying out the activities for this project.

        6. In connection with the performance of the Agreement, Steritech shall:

                a.  Furnish reference samples needed for the required analyses.

                b. Retain samples of the Compound for internal use and to support a Compound Drug Master File and Steritech's Investigational New Drug
(IND) application.

                c. Approve all specifications and production records prior to manufacture of the Compound.

        7. Upon approval by Steritech, materials prepared shall be shipped as directed by Steritech. Containers shall be previously approved by Steritech. Batch records and required test samples must be received and approved prior to acceptance of the bulk shipment. Compound that does not meet the agreed upon specifications shall not be accepted under this agreement.

        8. Steritech reserves the right to inspect [*]' facilities, equipment, and controls for the manufacture of Steritech's compounds at dates and times that are mutually acceptable. Steritech also reserves the right to delegate such inspections to qualified third party auditor of its choosing as long as such auditors are bound by the same confidentiality agreement currently in effect between the two parties.

        9. [*] further consents to the review by Steritech of [*]' Master File for the Compound and the facility's Drug Master File. If requested by Steritech, [*] will provide such additional form of consent or authorization as the FDA may require in connection with such review. Steritech may include this Agreement and/or such additional form in Steritech's IND application.

        10. This agreement shall apply to all requisitions of the Compound within three (3) years of the signing of this agreement unless superseded by a mutually agreed upon in subsequent agreement. This agreement does not obligate Steritech to request or pay for a specified number of batches or quantity of the Compound. Recognizing that a timely supply of Compound is critical to the ability of Steritech to proceed in its business, [*] shall give ninety
(90) days notice in writing if it does not intend to accept one or several future requests for Compound under the terms of this agreement.

        11. The Nondisclosure Agreement dated April 13, 1993 between the parties shall be deemed incorporated herein by reference and apply to all information disclosed by Steritech to [*] and all information generated hereunder. The chemicals prepared or handled under this contract shall be regarded as proprietary in nature. Under no circumstances shall chemicals or any information associated with these chemicals be released or divulged without prior approval of Steritech.

        12. [*] will make prompt written disclosure to Steritech, will hold in trust for the sole right and benefit of Steritech, and hereby assigns to Steritech all right, title and interest in and to any inventions, developments, improvements or trade secrets, including without limitation optimized procedures, which [*], its employees or

* [Confidential Treatment Requested]
                                       3.

agents may solely or jointly conceive or reduce to practice, in the course of or as a result of the work hereunder concerning the Compound (including without limitation processes associated with its manufacture). [*] will assist Steritech in every proper way to obtain and enforce United States and foreign property rights relating to any and all inventions, development, improvements or trade secrets of Steritech in any and all countries. To that end [*] will execute, verify and deliver such documents and perform such other acts (including appearing as a witness) Steritech may reasonably request for use in applying for, obtaining, evidencing, sustaining and enforcing such proprietary rights and the assignment thereof. In addition, [*] will execute, verify and deliver assignments of such proprietary rights to Steritech or its designee. Steritech shall compensate [*] at a reasonable rate for the time actually spent by [*] at Steritech's request on such assistance. In the event Steritech is unable for any reason, after reasonable effort, to secure [*]' signature on any document needed in connection with the actions specified in the preceding paragraph, [*] hereby irrevocably designates and appoints Steritech and its duly authorized officers and agents as its agent and attorney-in-fact, to act for and in its behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by [*].

       13. If any provision or clause of this Agreement, or portion thereof, shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality, or unenforceability shall not effect any other provision of this Agreement, but this Agreement shall be construed as if such provision or clause, or portion thereof, had never been contained in this Agreement, and there shall be deemed substituted therefor such other provision or clause, or portion thereof, as will most nearly accomplish the intent of the parties as expressed in this Agreement to the fullest extent permitted by law.

       14. This Agreement shall be governed by and construed and enforced under the internal laws of the State of California (and not its principles of conflicts of law). The parties consent and submit to the jurisdiction of the courts of the State of California and of the United States for a judicial district within the territorial limits of the State of California and of the United States for a judicial district within the territorial limits of the State of California for all purposes with respect to any action or proceeding in connection with this Agreement.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective authorized representatives as of the effective date first above written.

STERITECH, INC.                         [*]


By    [SIG] /s/STEPHEN T. ISAACS        By   /s/[*]
     ---------------------------             ------------------------------

Name  (Print): Stephen T. Isaacs        Name  (Print): [*]
      --------------------------              -----------------------------

Title (Print): President/CEO            Title (Print): President
      -------------------------               -----------------------------

Date          7/22/94                   Date            7/21/94
      -------------------------               -----------------------------

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                     STERITECH, INC. LETTERHEAD


                              EXHIBIT A


                                       Page No.  P.O.No.  Order Date  Vend No.
                                         1        1695     7/15/94
                                                PURCHASE ORDER




VENDOR                                          SHIP TO
[*]                                         [*]
[*]                                         [*]
[*]                                         [*]
                                            [*]
                                            [*]
                                            [*]
                                            [*]



ORDER DATE    CANCELLATION DATE    SHIP VIA                 F.O.B.                  TERMS
7/15/94                            to be determined                                   Net 30 days

RESALE NO.                         RESPONSIBILITY                       BRANCH


     ITEM NO.                  DESCRIPTION               REG. DATE  QUANTITY  QUANTITY  QTY   UNIT PRICE    EXTENSION
      MFG NO.                                            LOCATION    ORDERED  BACK ORD. REC

     [*]                           [*]                                 [*]                        [*]
                                   [*]
                                   [*]

     To be delivered to Steritech by Sept. 16, 1994.

     Shipping requirements: Send [*] to Steritech plus [*] from each additional container. Upon approval, send rest of order to [*] unless specified otherwise.

     Intermediates requested:  Send to Steritech samples 1g of [*]
     [*], [*] and [*] prepared and used for the manufacture of this lot of [*].

     *As per agreement signed July 18, 1994.  "Supply Agreement for Steritech
     Compound '[*]'"



                                                                                             SUBTOTAL       [*]

                                                                                       PURCHASE ORDER NO.   1695

                                                                                                          TOTAL ORDER
                                                                                                             VALUE

____________________________________
         AUTHORIZED SIGNATURE

                           ORDER TERMS AND CONDITIONS
1. INVOICES must bear exact same prices and terms or authorization for changes must be received from our company in writing prior to shipping.
2. Goods not in accordance with specifications will be rejected and held at vendor's risk awaiting disposal. Vendor must pay freight on all rejected material.
3. The right is reserved, to cancel all or part of this order if not delivered within the time specified.
4.  Packing slips must accompany all shipments.
5. By acceptance of this order, vendor warrants that all merchandise shipped under this order does comply with all laws and regulations of Federal and State governments.
6.  Back orders must be prepaid when less than a minimum freight shipment.
7. In the event of interruption of our business in whole or in part by reason of fire, flood, windstorm, earthquake, war, strike, embargo, acts of God, governmental action, or any causes beyond our control, we shall have the option of cancelling undelivered orders in whole or part.
8. Acceptance of the purchase order, or shipment of any part of it will constitute an agreement to all of its specifications as to terms, delivery and prices.

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                                   Exhibit B


                             SPECIFICATIONS FOR [*]
                                     ([*])

I.   Identify

        A. IR spectrum  spectrum compares with reference

        B. NMR          spectrum compares with reference

                        [*]

II.  Purity

        A. HPLC         [*] of reference standard by peak area

                        [*].

        B. Loss on Drying [*] by weight

FOR DOCUMENTATION PURPOSES ONLY, THE FOLLOWING OTHER ANALYSES OF
PURITY SHALL ALSO BE COMPLETED:

Elemental Anaylysis Analysis shall be    [*]

NMR                 Analysis shall be    [*]

HPLC                Analysis shall be    [*]

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                                   Exhibit C

Raw materials to be used in the manufacture of Steritech's [*] ([*]) that do not conform to ACS, USP/NF or EP specifications for these reagents, or such specifications are not available:

[*]
Part Number and
Effective date          Description and Vendor Information
- --------------          ----------------------------------

[*]                     [*]
22 Feb 93               Vendor:   [*]

[*]                     [*]
28 Mar 94               Vendor:   [*] (cat. no. [*])

[*]                     [*]
8 Feb 94                Vendor:   [*] (cat. no. [*]) or equivalent

[*]                     [*]
8 Feb 94                Vendor:   [*] (cat. no. [*]) or
                        equivalent

[*]                     [*]
8 Feb 94                Vendor:   [*] (cat. no. [*]) or equilvalent

[*]                     [*]
7 Mar 94                Vendor:   [*] (cat. no. N/A), [*]
                        (cat. no. [*]) or equivalent

[*]                     [*]
8 Feb 94                Vendor:   [*] (cat. no. N/A)


ALL OTHER RAW MATERIALS USED IN THIS MANUFACTURING PROCESS ARE OF ACS, USP/NF OR EP GRADE.


*[Confidential Treatment Requested]